UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 20, 2009 (August 18, 2009)
Ennis, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Texas	1-5807	75-0256410

(State or Other Jurisdiction of Incorporation)	(Commission File Number	(IRS Employer Identification No.)

2441 Presidential Pkwy. Midlothian, Texas	76065

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (972) 775-9801
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry to a Material Definitive Contract.
As of August 18, 2009, the Company entered into the Second Amended and Restated Credit Agreement with a syndicate of lenders led by Bank of America, N.A. (the “Facility”). The Facility provides Ennis, Inc. and its subsidiaries (the “Company”) with up to $150 million in revolving credit. In certain circumstances the Company may increase the aggregate commitments under the Facility to $200 million. The Facility matures on August 18, 2012. The Facility includes a $25 million sublimit for the issuance of letters of credit and a $20 million sublimit for swingline loans. The Facility is secured by substantially all of the Company’s domestic assets, the capital stock of its domestic subsidiaries and 65% of the capital stock of its foreign direct subsidiaries.
The Facility includes covenants relating to restrictions on capital expenditures, acquisitions, asset dispositions, additional debt and other customary covenants, including the following financial covenants:
•	Minimum Tangible Net Worth of $90 million, with step-ups equal to 25% of consolidated net income, commencing with the fiscal quarter ending August 31, 2009.
•	Maximum Total Leverage Ratio of 3.00:1.00.
•	Minimum Fixed Charge Coverage Ratio (excluding Capital Expenditures related to a Mexican manufacturing facility in an aggregate amount not to exceed $45 million) of 1.25:1.00.
The interest rate applicable to the Facility is (a) LIBOR, plus the Applicable Margin, or (b) the Base Rate, plus the Applicable Margin. The Base Rate is defined as the highest of (1) the Bank of America, N.A. prime rate, (2) the Federal Funds rate plus 0.50%, or (3) one month daily floating LIBOR, plus 2.00%. The Applicable Margin for LIBOR loans ranges from 2.00% to 3.50%, the Applicable Margin for Base Rate loans ranges from 0% to 1.50%, and the applicable commitment fee ranges from .25% to .50%, all depending upon the Company’s total leverage ratio. For the fiscal quarter ending August 31, 2009, the initial interest rate is 2.78%.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.
       (d) Exhibits.

Exhibit No.	Description

10.1.	Second Amended and Restated Credit Agreement between Ennis, Inc., each of the other co-borrowers who are parties, Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer, Compass Bank, as Syndication Agent, Wells Fargo Bank, N.A., as Documentation Agent, the other lenders who are parties and Banc of America Securities, LLC, as Sole Lead Arranger and Sole Book Manager, dated as of August 18, 2009.

99.1	Press Release Dated August 20, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ennis, Inc.
Date: August 20, 2009	By:	/s/ Richard L. Travis, Jr.
Richard L. Travis, Jr.
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing

10.1	Second Amended and Restated Credit Agreement between Ennis, Inc., each of the other co-borrowers who are parties, Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer, Compass Bank, as Syndication Agent, Wells Fargo Bank, N.A., as Documentation Agent, the other lenders who are parties and Banc of America Securities, LLC, as Sole Lead Arranger and Sole Book Manager, dated as of August 18, 2009.	Filed herewith

99.1	Press Release Dated August 20, 2009	Filed herewith